                                                                EXHIBIT 10.14(a)


                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                             MARITIME ADMINISTRATION
                       NOTIFICATION OF ASSISTANCE APPROVAL
                             (COOPERATIVE AGREEMENT)

PROJECT NUMBER:  DTMA91-95-H-00069
TITLE:  Integrated Shipboard Information Technology (ISIT)
        Platform

EFFECTIVE DATE: JULY 12, 1995
                -------------

TOTAL AMOUNT OF THE AGREEMENT:  $3,825,526.00
ESTIMATED FEDERAL FUNDING:  $1,912,763.00

CURRENT FEDERAL OBLIGATION:  $1,159,285.00
OBLIGATION DATE:  JULY 12, 1995
APPROPRIATION DATA: 69 X 1750 995 210 175000 X00K83
                    2523 952100k83

This Agreement is entered into between the United States of America, hereinafter called the Government, represented by the Maritime Administration, and the Recipient, the Integrated Shipboard Information Technology Consortium, as defined in Article 1 pursuant to and under U.S. Federal law.

The parties to this Agreement execute it by signing in the spaces provided below, as evidence and in acknowledgment of their intention to observe all the provisions hereof.

FOR THE RECIPIENT:                             FOR THE UNITED STATES OF AMERICA
                                               DEPARTMENT OF TRANSPORTATION
                                               MARITIME ADMINISTRATION:

/s/ Eugene D. Story                            /s/ Joyce D. Tincher-Harris
------------------------------                 ---------------------------------
 (Signature)                                    (Signature)

Eugene D. Story                                Joyce D. Tincher-Harris
Chairman, Management Committee                 Agreement/Contracting Officer
Integrated Shipboard
Information Technology Consortium

July 11, 1995                                  7/12/95
---------------------------                    --------------------------
(Date)                                         (Date)

                                Table of Contents

ARTICLE       TITLE                                                       PAGE
-------       -----                                                       ----

   1          Parties                                                       4
   2          Authority                                                     4
   3          Scope of the Agreement                                        4
   4          Definitions                                                   6
   5          Reporting Requirements                                        6
   6          Meetings                                                      7
   7          Period of Performance                                         8
   8          Consideration of the Parties                                  8
   9          Project Management                                            9
  10          Modifications                                                 9
  11          Agreement Administration                                     10
  12          Agreement Officer's Technical Representative (AOTR)          11
  13          Payable Milestones                                           12
  14          Payment Requirements                                         12
  15          Method of Payment                                            13
  16          Indemnity                                                    14
  17          Suspension or Termination                                    15
  18          Disputes                                                     16
  19          Patent Rights                                                16
  20          Data Rights                                                  18
  21          Foreign Access to Technology                                 21
  22          Inspections                                                  24
  23          Retention and Custodial Requirements for Records             24
  24          Officials Not to Benefit                                     24
  25          Covenant Against Contingent Fees                             25
  26          Permits, Licenses and Responsibilities                       25
  27          Payment of Interest on Recipients Claim                      25
  28          Equal Opportunity                                            25
  29          Drug-Free Workplace                                          26
  30          Debarment and Suspension                                     27
  31          Clean Air and Federal Water Pollution                        27
  32          Independent Research and Development Costs                   27
  33          Order of Precedence                                          28
  34          Limitation on Payments to Influence Certain
              Federal Transactions                                         28
  35          Pre-Agreement Costs Incurred                                 34

    ATTACHMENTS
    -----------

Attachment 1 - ISIT Statement of Work
Attachment 2 - Articles of Collaboration
Attachment 3 - Financial Status Report
Attachment 4 - ISIT Payable Milestones
Attachment 5 - Certifications and Representations

ARTICLE 1 - PARTIES
-------------------

This COOPERATIVE AGREEMENT (Agreement) is entered into by and between the United States of America represented by the Maritime Administration (MARAD) and the Integrated Shipboard Information Technology (ISIT) Consortium, herein after referred to as the Recipient. The Government recognizes that the Recipient is a Consortium of the following member companies: Marine Management Systems, Inc., Ultimateast Data Communications, Ltd., Radix Systems, Inc., and M. Rosenblatt & Son, Inc. In addition, the following Project Partners are also participating in this project: ABS Marine Services, Inc., General Electric Marine Systems, and Sperry Marine, Inc. The individual responsibilities of the parties with regard to this Agreement are set forth in the Articles of Collaboration which are Attachment 2 to this Agreement.

ARTICLE 2 - AUTHORITY
---------------------

MARAD enters into this Agreement on behalf of ARPA pursuant to: (1) Public Law 103-160; (2) the authority contained in the Merchant Marine Act of 1936, as amended (46 U.S.C. Appx. 1101, 1119 and 1120 and Section 207, of 46 U.S.C. Appx.
1117) pertaining to the entry into and performance of agreements and other transactions with public and private agencies, and the authorizations necessary for research and development activities.

ARTICLE 3 - SCOPE OF THE AGREEMENT
----------------------------------

A.  Background

At the present time, U.S. maritime industry research and development efforts have not focused on the conditions, needs and overall problems to be addressed by U.S. shipyards desiring to re-enter the international commercial shipbuilding market. During the past decade U.S. shipbuilding has been centered on the construction of military combatants and auxiliary oceangoing ships. Since the current and projected rate of Navy ship construction is insufficient to maintain the industrial shipbuilding capacity required for mobilization, it is critical that U.S. shipyards become commercially competitive in the international market. This is essential to maintaining a capable defense resource as well as revitalizing the economy of this industry.

In order to meet this goal, the Government solicited cooperative, cost shared technology projects for the development and demonstration of discrete advanced process and product technologies that will improve the manufacturing, operation, and/or repair of ships and thereby improve the international commercial competitiveness of the U.S. Shipbuilding industry.

B.  Scope

The technology proposed for this Agreement for the Integrated Shipboard Information Technology (ISIT) platform consists of advanced software, state of the art hardware and standardized procedures, which together provide the ability to collect, process and store information electronically from shipboard sub-systems, and distribute that information throughout the ship and to the ship's land-based offices via seamless satellite communications.

The Recipient shall perform a coordinated research and development program for the Integrated Shipboard Information Technology (ISIT) platform, described above. The research shall be carried out in accordance with the Statement of Work incorporated in this Agreement as Attachment 1.

C.  Goals/Objectives

    1. The goal of this Agreement is for the Government to assist the Recipient in the development of discrete advanced process and product technologies that will improve the manufacturing, operation, and/or repair of ships and thereby improve the international commercial competitiveness of the U.S. Shipbuilding industry.

    2. The Government will have continuous technical involvement with the Recipient. The Government will also obtain access to research results and certain rights in data and patents pursuant to subsequent Articles in this Agreement. The Government and the Recipient are bound to each other by a duty of good faith and best research effort in achieving the goals of this Agreement as set forth above and in the attached Statement of Work. The Parties agree that the principle purpose of this Agreement is for the Government to support and stimulate the United States' Shipbuilding Industry by assisting the Recipient in accomplishing this advanced research and technology effort and not for the acquisition of property or services for the direct benefit or use of the Government.

ARTICLE 4 - DEFINITIONS
-----------------------

As used throughout this Agreement, the following terms shall have the meaning set forth below:

    1. The term "head of the agency" or "Secretary" as used herein means the Secretary, the Under Secretary, any Assistant Secretary, or the Maritime Administrator or Deputy Maritime Administrator of the Department of Transportation; and the term "duly authorized representative" means any person or persons or board (other than the Agreement Officer) authorized to act for the head of the agency.

    2. The terms "Agreement Officer" and/or "Agreement/Contracting Officer" means the person executing this Agreement on behalf of MARAD, and any other employee who is a properly warranted Federal Contracting Officer.

    3. Except as otherwise provided in this Agreement, the term "subcontracts" includes purchase orders.

    4. The term "MARAD" means the Maritime Administration.

    5. The term "Recipient" means the commercial organization(s) participating in and legally responsible for this Agreement.

    6. The term "subcontractor" means a contractor to the Recipient and all tiers of subcontractors thereunder.

    7. The term "Project Partners" refers to the Recipient's partners in the agreement.


ARTICLE 5 - REPORTING REQUIREMENTS
----------------------------------

The Recipient shall provide the following reports to the Government:

    1. Financial Status Report, Attachment 3, this report shall be submitted to the Agreement Officer every three months during Agreement performance and upon completion of the Agreement. Each report shall be submitted within 30 days after the conclusion of the reporting period.

    2. Technical Progress Reports shall be submitted to the Agreement Officer and the Agreement Officer's Technical Representative on a quarterly basis during Agreement performance. The report shall be due within 30 days of the end of the reporting quarter.

    3. A Final Project Report shall be submitted within 90 days after completion of this project; one copy to the Agreement Officer and one copy to the Agreement Officer's Technical Representative. This report should include the background leading up to the project, the goals and objectives and how they were met, and any other pertinent outcomes of performance. This report shall contain the following distribution statement on the cover page:

    "Distribution authorized only to U.S. Government Agencies to protect information not owned by the U.S.o Government and protected by a Recipient's "confidentiality" statement, or received with the understanding that it not be routinely transmitted outside the U.S. Government. Any requests for this document shall be referred to the Maritime Administration Office of Acquisition who will review such requests in coordination with the Office of the Chief Counsel and the Recipient."

    4. In addition to any other financial reports provided or required, the Recipient shall notify the Agreement Officer if any contribution from a Consortium Member or Project Partner is not made as required and the Recipient's plan of action regarding such contribution.


ARTICLE 6 - MEETINGS
--------------------

    1. The Agreement Officer's Technical Representative and any other Government personnel deemed appropriate may participate in the regularly scheduled project meetings of the participant. The intent of such participation is to facilitate the project and to allow the Government to stay abreast of the project status.

    2. The Recipient is responsible for establishing a schedule of technical meetings. The Recipient shall notify Government representatives of the established meeting schedule and the proposed subject of each meeting. In the event of changes to the schedule, the Recipient shall notify the Government representatives with as much advanced notice as possible prior to the next scheduled meeting.


ARTICLE 7 - PERIOD OF PERFORMANCE
---------------------------------

The period of performance of this Agreement shall commence as of the effective date as indicated on the front of this document and shall remain in full force and effect for eighteen consecutive months in accordance with its provisions, unless sooner terminated as provided for herein or extended by mutual agreement in accordance with the article entitled Modifications.

ARTICLE 8 - CONSIDERATION OF THE PARTIES
----------------------------------------

(a) The total estimated cost to accomplish this project is $3,825,526 over an eighteen month period. The parties agree to provide the funding as set forth below. If either the Government or the Recipient is unable to provide its respective total contribution, the other party may reduce its project funding by a proportional amount.

(b) The Government will pay an amount not to exceed $1,912,763, subject to the availability of funds. Due to funding limitations, the Government's initial obligation under this Agreement is $1,159,285 for milestones 1 through 7. The remaining $753,478 contribution is subject to successful completion of the funded tasks and availability of funds.

(c) The Recipient will perform the Statement of Work, which is Attachment 1 to this Agreement, and make contributions of $1,756,192 in cash and $156,571 in in-kind services.

(d) Since this project is accepted under the National Shipbuilding and Shipyard Conversion Act of 1993, P.L. 103-160, the Government's contribution may not exceed 50 percent of the total cash and in-kind contributions throughout the life cycle of the agreement. The Recipient will submit periodic Financial Status Reports (Attachment 3) as set forth in. Article 5. These reports will be used to determine that the contribution matching is evolving in accordance with the percentages set forth above. The Government may, at any time, review the Recipient's records on cost matching contributions to determine that these requirements are being met. The Recipient should not at any point be expending more of the Government's contribution then their own. If the Government determines that the Recipient is not meeting the required contribution percentage for that project year, the Government share will be reduced by the appropriate amount necessary to comply with the statutory percentage. This reduction will be accomplished by reducing the amount of the next payable milestone or issuing a request for reimbursement to the Recipient, at the discretion of the Agreement Officer.

ARTICLE 9 - PROJECT MANAGEMENT
------------------------------

1.  The following are the list of Consortium Members in this project.

           Marine Management Systems, Inc.
           Ultimateast Data Communications, Ltd.
           Radix Systems, Inc.
           M. Rosenblatt & Son, Inc.

As set forth in the Articles of Collaboration, the consortium members have appointed the Chairman of the consortium's Management Committee as the person authorized to enter into agreements with the Government on the Consortium's behalf.

The following were identified in the proposal as Project Partners but are not members of the Consortium:

            ABS Marine Services, Inc.
            General Electric Marine Systems
            Sperry Marine, Inc.

2. It is the full and complete responsibility of the Recipient to effectively manage this project in accordance with the terms and conditions of this Agreement. The Agreement Officer's Technical Representative shall be responsible for the review and verification of payments to the Recipient and shall have continuous interaction to cause effective collaboration between the Government and the Recipient.

ARTICLE 10 - MODIFICATIONS
--------------------------

1. As a result of quarterly meetings, annual reviews, or at any time during the term of the Agreement, research progress or results may indicate that changes would be beneficial to program objectives. Minor project changes do not require prior Government approval. The following are changes that would require Government approval by written modification:

   a.  Major changes to the Statement of Work that effect Task/Sub-Task
Milestones.

   b.  Changes to the budget that affect Payable Milestones.

   c. Changes to the schedule that would necessitate an extension to the Period of Performance.

   d. Changes to the Articles of Collaboration, if such changes substantially alter the relationship or responsibilities between the members of the consortium originally agreed upon when the Agreement was executed. This includes the replacement of any members.

   e. Changes that would substantially affect the Party's contributions to the project from that which was originally agreed upon when the Agreement was executed.

2. Recommendations for modifications, including justifications to support any changes to the Statement of Work and/or the Payable Milestones, will be documented in a letter and submitted by the Recipient to the Agreement Officer with a copy to the Agreement Officer's Technical Representative. This documentation letter will detail the technical, chronological, and financial impact of the proposed modification to the research program. The Agreement Officer shall be responsible for the review and verification of any recommendations to revise or otherwise modify the Agreement, Statement of Work, Payable Milestones, or other proposed changes to the terms and conditions of this Agreement.

3. The Government is not obligated to pay for additional or revised Payable Milestones until the Payable Milestone Schedule is formally revised by the Agreement Officer and made a part of this Agreement.

4. For minor or administrative Agreement modifications (e.g., changes in the paying office or appropriation data, changes to the Government personnel identified in the Agreement, etc.) no signature is required by the Recipient.

ARTICLE 11 - AGREEMENT ADMINISTRATION
-------------------------------------

Administrative and contractual matters under this Agreement shall be referred to the following representatives of the parties:

MARAD:            Tracey L. Ford, Agreement Specialist
                  DOT/Maritime Administration
                  Office of Acquisition, MAR-380
                  400 Seventh Street, SW., Room 7310
                  Washington, DC 20590
                  (202)  366-1744

Recipient:        Eugene D. Story
                  Marine Management Systems, Inc.
                  102 Hamilton Avenue
                  Stamford, CT  06902

Technical matters under this Agreement shall be referred to the following representatives:

MARAD:            John Dumbleton
                  Agreement Officer's Technical Representative
                  DOT/Maritime Administration
                  Office of Ship Financial Assistance
                  400 Seventh Street, SW., Room 8126
                  Washington, DC  20590
                  (202)  366-1928

Recipient:        Raymond Kaufman, P.E.
                  Radix Systems, Inc.
                  201 Perry Parkway
                  Gaithersburg, MD  20877

Each party may change its representatives named in this Article by written notification to the other party.

ARTICLE 12 - AGREEMENT OFFICER'S TECHNICAL REPRESENTATIVE (AOTR)
----------------------------------------------------------------

(a) John Dumbleton is hereby designated as the AOTR for this Agreement and is located at the address given above.

(b) The AOTR is responsible for the technical aspects of the project and technical liaison with the Recipient.

(c) The AOTR is not authorized to make any commitments or otherwise obligate the Government or authorize any changes which affect the price, terms or conditions of this Agreement. Any Recipient request for changes shall be referred to the Agreement/Contracting Officer directly or through the AOTR. No such changes shall be made without the expressed prior authorization of the Agreement/Contracting Officer. The AOTR may designate assistant AOTR(s) to act for him by naming such assistants in writing and transmitting a copy of such designation through the Agreement Officer to the Recipient.

ARTICLE 13 - PAYABLE MILESTONES
-------------------------------

Payment under this Agreement will be accomplished at predetermined intervals based on progression of work on this project. These predetermined intervals will be referred to as Payable Milestones. The Payable Milestones on this project are set forth in Attachment 4 to this Agreement. If at any time the proposed costs associated with the progression of work change significantly, the Payable Milestones will be modified accordingly by written modification to this Agreement.

ARTICLE 14 - PAYMENT REQUIREMENTS
---------------------------------

1. Prior to the submission of invoices to MARAD by the Recipient, the Recipient shall have and maintain an established accounting system which complies with Generally Accepted Accounting Principles, and with the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing, and accounting for Federal funds. The Consortium, as a separate entity, shall not incur or allocate any direct or indirect costs of its own pursuant to this Agreement.

2. In no case shall the Government's financial liability exceed the amount obligated under this Agreement. No legal liability on the part of the Government for any payment may arise for performance under this Agreement beyond the funds obligated unless and until funds are made available to the Agreement Officer for performance and until the Recipient receives written notice of availability from the Agreement Officer.

3. Invoices shall be submitted in an original and three copies to DOT/Maritime Administration, MAR-333, Room 7325, 400 Seventh Street, SW., Washington, DC 20590. To constitute a proper invoice, the following information and/or attached documentation must be included:

   (a)   Name of the business concern and invoice date.

   (b)   Agreement number.

   (c)   Adequate description of payable milestone.

   (d) Other substantiating documentation or information as required by the Agreement Officer to support completion of such milestone.

4. The Recipient shall maintain adequate records to account for Federal funds received under this Agreement, as well as Recipient funds contributed under this Agreement. The Recipient's relevant financial records are subject to examination or audit by the Government. The Agreement Officer or designee shall have direct access to sufficient records and information of the Recipient, to ensure full accountability for all funding under this Agreement. Such audit, examination, or access shall be performed during normal business hours on normal business days.

ARTICLE 15 - METHOD OF PAYMENT
------------------------------

(a) Payments under this Agreement will be made either by check or by wire transfer through the Treasury Financial Communications System at the option of the Government. Payment will be due on the 30th calendar day after the date of actual receipt of a proper invoice in the office designated to receive the invoice.

(b) The Recipient shall forward the following information in writing to the Agreement Officer not later than 7 days after receipt of notice of award.

    (1)  Cooperative Agreement Number.

    (2) Full name (where practicable), title, phone number, company's IRS Taxpayer ID number, and complete mailing address of responsible official(s), (i) to whom checks are to be sent, and (ii) who may be contacted concerning the bank account information requested below.

    (3) The following bank account information required to accomplish wire transfers:

         (i) Name, address, and telegraphic abbreviation of the receiving financial institution.

         (ii) Receiving financial institution's 9-digit American Bankers Association (ABA) identifying number for routing transfer funds. (Provide this number only of the receiving financial institution has access to the Federal Reserve Communications System.)

         (iii) Recipient's name and account number at the receiving financial institution to be credited with the funds.

         (iv) If the receiving financial institution does not have access to the Federal Reserve Communications System, provide the name of the correspondent financial institution through which the receiving financial institution receives electronic funds transfer messages. If a correspondent financial institution is specified, also provide:

               (A) Address and telegraphic abbreviation of the correspondent financial institution.

               (B) The correspondent financial institution's 9-digit ABA identifying number for routing transfer of funds.

(c) Any changes to the information furnished under paragraph (b) of this article shall be furnished to the Agreement Officer in writing at least 30 days before the effective date of change. It is the Recipient's responsibility to furnish these changes promptly to avoid payments to erroneous addresses or bank accounts.

(d) The document furnishing the information required in paragraph (b) and (c) must be dated and contain the signature, title, and telephone number of the Recipient official authorized to provide it, as well as the Recipient's name and Agreement number.

(e) Failure to submit information required by this article could result in delay in processing of invoices for payment.

ARTICLE 16 - INDEMNITY
----------------------

The Recipient agrees to hold the Government harmless from all liability for the Recipient's own acts and omissions and the results thereof. The Recipient assumes all risk, responsibility, and liability for itself, its agents, staff, employees and research personnel for monetary or other losses to persons, properties or entities resulting in any manner from the conduct of its operations in which the products and services identified herein are utilized and/or furnished to others. The Government assumes no liability for property damage, personal injuries, or death of any of the private parties, their officers, employees, or agents, or any other person arising from, or incident to, this agreement. The Recipient agrees to indemnify the Government from and against any and all claims, suits, actions, damages, penalties, and/or causes of action, arising out of this agreement, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with such claims, suits, actions, damages, penalties, and/or causes of action.

ARTICLE 17 - SUSPENSION OR TERMINATION
--------------------------------------

As prescribed by OMB Circular A-110, the following definitions apply under this
Article:

Termination - The termination of a grant or other agreement means the cancellation of Federal sponsorship, in whole or in part, under an agreement at any time prior to the date of completion.

Suspension  - The suspension of a grant or other agreement is an action by a Federal sponsoring agency that temporarily suspends Federal sponsorship under the grant or other agreement, pending corrective action by the Recipient or pending a decision to terminate the grant or other agreement by the Federal sponsoring agency.

When the Recipient has failed to comply with the terms of this agreement, MARAD may, on reasonable notice to the Recipient, suspend the grant or other agreement, pending corrective action by the Recipient, or a decision by MARAD or the Recipient to terminate in accordance with the provisions listed below for termination for cause or termination for convenience. MARAD shall allow all necessary and proper costs that the Recipient could not reasonably avoid during the period of the suspension provided that they meet the provisions of the applicable Federal cost principles.

MARAD's provisions for the systematic settlement of terminated grants or other agreement include the following:

(1) Termination for Cause - MARAD may reserve the right to terminate any grant or agreement in whole or in part at any time before the date of completion, whenever it is determined that the Recipient has failed to comply with the conditions of the agreement. MARAD shall promptly notify the Recipient in writing of the determination and the reasons for the termination, together with the effective date. Payments made to the Recipient or recoveries by MARAD under grants or other agreements terminated for cause shall be in accordance with the legal rights and liabilities of the parties.

(2) Termination for Convenience - MARAD or Recipient may terminate grants and agreements in whole or in part when both parties agree that the continuation of the program would not produce beneficial results commensurate with the further expenditure of funds by either party. The two parties shall agree upon the termination conditions, including the effective date and, in the case of partial terminations, the portion to be terminated. The Recipient shall not incur new obligations for the terminated portion after the effective date, and shall cancel as many outstanding obligations as possible. MARAD shall allow full credit to the Recipient for the Federal share of the noncancelable obligations, properly incurred by the Recipient prior to termination.

ARTICLE 18 - DISPUTES
---------------------

All disputes of fact or of interpretation under this Agreement not disposed of by mutual agreement shall be decided by the Agreement/Contracting Officer who shall reduce the decision to writing and mail a copy thereof to the Recipient. Within thirty (30) days of receipt of such written decision, the Recipient may appeal in writing to the Associate Administrator for Administration, Maritime Administration. The Associate Administrator for Administration will fix a date for written submissions or oral presentations, or both, by the Recipient and the Agreement/Contracting Officer, or their representatives. The Associate Administrator for Administration shall hand down a written decision which shall be final and conclusive upon the parties as to questions of fact. The Contract Disputes Act of 1977 does not apply to this Agreement. Compliance with this Article does not preclude use of any other legal remedies by the Parties.

ARTICLE 19 - PATENT RIGHTS
--------------------------

A.  Definitions

    1. "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

    2. "Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.

    3. "Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system for either Government or Commercial Shipbuilding utilization.

    4. "Subject invention" means any invention of a Recipient conceived or first actually reduced to practice in the performance of work under this Agreement.

B.  Allocation of Principal Rights

    1. The Recipient shall retain the entire right, title, and interest throughout the world to each subject invention consistent with the provisions of 35 U.S.C. 203. The Recipient shall disclose each subject invention to the Government within four months after Recipient acknowledges invention.

    2. If the Recipient determines that it does not intend to retain title to any such invention, the Recipient shall notify the Government, in writing, within eight months of disclosure to the Government of such decision. However, in any case where publication sale, or public use has initiated the one-year statutory period wherein valid patent protection, can still be obtained in the United States, the period for such notice may be shortened by the Government to a date that is not more than sixty calendar days prior to the end of the statutory period.

C.  March-in Rights

If the Government determines that such action is necessary because the Recipient or assignee has not taken, or is not expected to take within two years from the termination of the Agreement, effective steps to achieve practical application of the subject invention then the Government has the right to require the Recipient, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive license to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Recipient, assignee, or exclusive licensee refuses such a request, the Government has the right to grant such a license itself.

D.  Conditions when the Government May Obtain Title

    Under the Government's written request, the Recipient shall convey title to any subject invention to the Government if the Recipient fails to disclose or elects not to retain title to the subject invention within the times specified in paragraph C of this Article; provided, that the Government may only request title within sixty calendar days after learning of the failure of the Recipient to disclose or elect within the specified times.

E.  Lower Tier Agreements

    The Recipient shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE 20 - DATA RIGHTS
------------------------

A.  Additional Definitions

    1. "Government purpose license rights" (GPLR), as used in this article, means rights to use, duplicate, or disclose data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only. Government purposes include competitive procurement, but do not include the right to have or permit others to use technical data for commercial purposes.

    2. "Unlimited rights", as used in this article, means rights to use, duplicate, release, or disclose, technical data or computer software in whole or in part, in any manner and for any purposes whatsoever, and to have or permit others to do so.

    3. "Data", as used in this article, means recorded information, regardless of form or method of recording, which includes but is not limited to technical data, software, and trade secrets. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions included under the Article entitled PATENT RIGHTS.

    4. "Technical Data", as used in this article, means recorded information, regardless of the form or method of the recording of a scientific or technical nature (including computer software documentation). The term does not include computer software, or data incidental to agreement administration, such as financial and/or management information.

B.   Data Categories

The Parties agree to the following categories of Data.

     1. Category A (Software) is the Recipient data developed and paid for totally by private funds prior to the effective date of this Agreement and is Data to which the Recipient retains all rights.

Ultimateast Virtual Earth Station including the following peripherals:

o   FLAGstation - Communications/Fleet Management workstation,
o   PC-Access + Graphics - Dispatch Center.
o   SCC - Shipboard Communications Controller
o   SatPAD - Satellite Packet Assembly Disassembler
o   Mnet - Mobile Communications Controller

Marine Management Systems Fleet Software Series, consisting of the following application areas:

o FleetWORKs: Equipment, Inventory, Requisitioning, Maintenance application systems specific to the commercial international marine industry;

o FleetWATCH: Vessel Reporting System, Personnel/Payroll System, application systems specific to the commercial international marine industry;

o FleetLINK: Communications & Messaging, Forms Management, Menu Management, application systems specific to the commercial international marine industry;

o Marine Management Systems Transaction Processing Engine: Provides a data replication backend for all of the above applications.

2. Category B (Software) is the Recipient Developed and Government funded Data which cannot be disclosed without compromising the Recipient's competitive position in the industry.

Ultimateast

Section 1.4  Interface Definition;
Section 2.2.1.7  Core communication driver;
Section 2.2.1.7  Interfaces to specific mobile satellites terminals;
Section 2.2.1.7  ISIT protocol interface module;
Section 2.2.1.7  Satellite communication protocol interface;
Section 2.2.1.7  Billing and transaction handling software;
Section 2.2.1.7  Least cost routing algorithms;
Section 2.2.1.7  Data reduction algorithms;
Section 2.2.1.7  Network simulation software;
Section 2.2.1.8  ISIT to VES interface protocol;
Section 2.2.1.8  Multi-network roaming capabilities for the VES;
Section 2.2.1.8  Satellite data communication network interfaces;
Section 2.2.1.8  Network management software for the VES;
Section 2.2.1.8  Billing and transaction reporting software
Section 2.2.1.8  Interface protocol to terrestrials applications.

Marine Management Systems

Section 1.2  Architecture Definition;
Section 1.4  Interface Definition;
Section 2.1  Hardware Detailed Design;
Section 2.2  Configuration Manager;
Section 2.2  NMI Software;
Section 2.2  Data Replicator;
Section 2.2  E-Mail System
Section 2.2  Document Management System
Section 2.2  Graphical Display System;

    3.  Category C is the Recipient Developed Data excluding Category A and B
Data.

C.  Allocation of Principal Rights

    1. This Agreement shall be performed with mixed Government and Recipient funding. The Parties agree that in consideration for the Government's funding, and in lieu of any Government rights to Categories A or B Data, the Recipient intends to reduce to practical application materials and processes developed under this Agreement.

    2. No deliveries in Category A and B are contemplated or required under this Agreement; therefore, no rights in Category A and B Data shall be granted to the Government.

    3. The Government shall have Government Purpose License Rights to Category C data for a period of two years after conclusion of the Agreement, after which two-year period, the Government shall have Unlimited Rights to Category C Data.

D.  Marking of Data

Any Data delivered under this Agreement shall be marked with the following legend:

    Use, duplication, or disclosure is subject to the restrictions as stated in Agreement No. DTMA91-95-H-00069 between the Government and the Recipient.

E.  Lower Tier Agreements

The Recipient shall include this Article, suitably modified to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental or research work.

ARTICLE 21 - FOREIGN ACCESS TO TECHNOLOGY
-----------------------------------------

A.  Definition

    "Foreign Firm or Institution" means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

     "Know-How" means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines related to the project described in the Statement of Work.

     "Technology" means discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, maskworks, and copyrights developed under this Agreement.

B.   General

The Parties agree that research findings and technology developments that may occur under this agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 121 et seq.), the DoD Industrial Security Regulation (DoD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.)

C. Restrictions on Sale or Transfer of Technology to Foreign Firms or
   Institutions

     1. In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3 and below shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company and sales or licensing of Technology.

Transfers do not include:

     (a)  sales of products or components, or

     (b) licenses of software or documentation related to sales of products or components, or

     (c) transfer to foreign subsidiaries of the Project Participants for purposes related to this Agreement, or

     (d) transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

     2. For a period of 5 years from the date of completion of the project, the Recipient shall provide written notice to the Government Program Manager and

Agreement Officer of any proposed transfer to a foreign firm or institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of the Recipient's written notification, the Government Agreements Administrator shall advise the Recipient whether it consents to the proposed transfer. In cases where the Government does not concur or sixty (60) calendar days after receipt and the Government provides no decision, the Recipient may utilize the procedures under the Disputes Article. No transfer shall take place until a decision is rendered.

         3. For a period of 5 years upon the completion date of this project, the Recipient shall provide written notice to the Agreement Officer within 60 days prior to any proposed transfers from the Recipient of technology developed with Government funding under this agreement to Foreign Firms or Institutions. If the technology transfer is approved by the Government; the Recipient shall
(a) refund to the Government funds paid for the development of the Technology and (b) negotiate a license with the Government to the Technology under terms that are reasonable under the circumstances. If the Government determines that the transfer may have adverse consequences to the national security interests of the United States, the Recipient, its vendors, and the Government shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to the Recipient.

D.       Lower Tier Agreements

The Recipient shall include this Article, suitably modified, to identify the Parties, in all subcontract or lower tier agreements, regardless of tier, for experimental, developmental or research work.

ARTICLE 22 - INSPECTIONS
------------------------

The Government, through any authorized representatives, has the right at all reasonable times to inspect or otherwise evaluate the work performed or being performed hereunder and the premises on which it is being performed. If any inspection or evaluation is made by the Government on the premises of the Recipient or the subcontractor, the Recipient shall provide and shall require all subcontractors to provide all reasonable facilities and assistance for the safety and convenience of the Government representatives in the performance of their duties. All inspections and evaluations shall be performed in such a manner as to not unduly delay the work.

ARTICLE 23 - RETENTION AND CUSTODIAL REQUIREMENTS FOR RECORDS
-------------------------------------------------------------

a. Financial records, supporting documents, statistical records, and all other records pertinent to this Agreement including those of the Recipient and any subcontractors shall be retained for a period of 3 years, following expiration of this Agreement. If any litigation, claim or audit is started before the expiration of the 3 year period, the records shall be retained until all litigations, claims, or audit findings involving the records have been resolved.

b. The retention period starts from the date of the submission of the final expenditure report.

c. The head of the Federal sponsoring agency and the Comptroller General of the United States, or any of their duly authorized representatives, shall have access to any pertinent books, documents, papers, and records of the Recipient and its subcontractors to make audits, examinations, excerpts and transcripts.

d. Unless otherwise required by law, MARAD shall not place restrictions on the Recipient that will limit public access to the records of the Recipient that are pertinent to this Agreement except when MARAD can demonstrate that such records must be kept confidential and would have been excepted from disclosure pursuant to the Freedom of Information Act (5 U.S.C. 552) if the records had belonged to the Federal sponsoring agency.

ARTICLE 24 - OFFICIALS NOT TO BENEFIT
-------------------------------------

No member of or delegate to Congress, or Resident Commissioner, shall be admitted to any share or part of this Agreement, or to any benefit arising from it. However, this provision does not apply to this Agreement to the extent that this Agreement is made with a corporation for the corporation's general benefit.

ARTICLE 25 - COVENANT AGAINST CONTINGENT FEES
---------------------------------------------

The Recipient warrants that no person or agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Recipient for the purpose of securing business. For breach or violation of this warranty the Government shall have the right to annul this Agreement without liability or in its discretion to recover the full amount of such commission, percentage, brokerage or contingent fee.

ARTICLE 26 - PERMITS, LICENSES AND RESPONSIBILITIES
---------------------------------------------------

The Recipient shall, without expense to the Government, be responsible for obtaining any necessary licenses and permits and for complying with any Federal, State, and municipal laws, codes, and regulations applicable to performance of any work accomplished under this Agreement. The Recipient shall also be responsible for all damages to persons or property that occur, and shall take proper safety and health precautions to protect the work, the workers, the public and the property of others.

ARTICLE 27 - PAYMENT OF INTEREST ON RECIPIENT'S CLAIMS
------------------------------------------------------

If an appeal is filed by the Recipient from a final decision under the Disputes Article, above, denying a claim arising under this Agreement, interest on the amount of the claim finally determined by the Associate Administrator for Administration to be owed by MARAD shall be payable to the Recipient. Such interest shall be at the rate determined pursuant to Public Law 103-160 and shall be computed from the date of the request for decision by the Associate Administrator for Administration.

ARTICLE 28 - EQUAL OPPORTUNITY
------------------------------

During performance of this Agreement, the Recipient agrees as follows:

         (1) The Recipient shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.

         (2) The Recipient shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

         (3) The Recipient shall, in all solicitations or advertisement for employees placed by or on behalf of the Recipient, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

         (4) The Recipient shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

         (5) The Recipient shall permit access to its books, records, and accounts by the Government for the purposes of investigation to ascertain the Recipient's compliance with the applicable rules, regulations, and orders.

         (6) If the Government determines that the Recipient is not in compliance with this Article or any rule, regulation, or order of the Secretary of Labor, this Agreement may be canceled, terminated, or suspended in whole or in part and the Recipient may be declared ineligible for further Government assistance, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the Recipient as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

         (7) The Recipient shall include the terms of this Article in every Subcontract that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor.

ARTICLE 29 - DRUG-FREE WORKPLACE
--------------------------------

The Certification regarding a Drug-Free Workplace is contained in Attachment 5 and is incorporated into this Agreement. The Recipient shall abide by the rules set forth in 49 CFR Part 29 Subpart F, incorporated herein by reference, with regard to maintaining a drug-free workplace and shall implement this requirement in all subawards under this Agreement.

ARTICLE 30 - DEBARMENT AND SUSPENSION
-------------------------------------

The Recipient shall comply with the nonprocurement debarment and suspension common rule implementing Executive Orders 12549 and 12689, "Debarment and Suspension." This common rule restricts subawards and contracts with certain parties that are debarred, suspended or otherwise excluded from or ineligible for participation in Federal assistance programs or activities.

ARTICLE 31 - CLEAN AIR AND FEDERAL WATER POLLUTION
--------------------------------------------------

The Recipient shall comply with the requirements of the Clean Air Act (42 U.S.C. 7401 et seq.) and the Federal Water Pollution Control Act as amended (33 U.S.C. 1251 et seq.) during performance on this Agreement. Any subawards in excess of $100,000 shall contain a provision that requires the recipient to agree to comply with all applicable standards, orders or regulations issued pursuant to the above acts. Violations shall be reported to the Federal awarding agency and the Regional Office of the Environmental Protection Agency (EPA).

ARTICLE 32 - INDEPENDENT RESEARCH AND DEVELOPMENT COSTS
-------------------------------------------------------

The Government and the Consortium agree that the Consortium represents a cooperative agreement with respect to the participant's relationship with each other and is not the type of contract contemplated by Federal Acquisition Regulation (FAR) 31.205-18(a) that would preclude the recovery of independent research and development (IR&D) costs. It is further agreed by the Government and the Consortium that the relationship between the Government and the Consortium as defined by the Agreement is not a contract or grant within the meaning of FAR 31.205-18(a).

Accordingly, this Agreement shall not prohibit the Participants from using their IR&D funds as their share of the Consortium's Program funds or contributed work effort, and the R&D costs incurred by the Participants pursuant to this Agreement shall be allowable IR&D costs if the work performed would otherwise have been allowable as contractor IR&D in the absence of this Agreement.

ARTICLE 33 - ORDER OF PRECEDENCE
--------------------------------

The terms set forth in the Articles of Collaboration, Attachment 2 to this Agreement, are subordinate to the terms and conditions of this Agreement. In the event of conflict, the terms of this Agreement, excluding Attachments, shall prevail.

ARTICLE 34 - LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS

(a)      Definitions.

"Agency," as used in this article means executive agency as defined in 2.101.

"Covered Federal action," as used in this article, means any of the following Federal actions:

         (a)      The awarding of any Federal contract.

         (b)      The making of any Federal grant.

         (c)      The making of any Federal loan.

         (d)      The entering into of any cooperative agreement.

         (e) The extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, of cooperative agreement.

"Indian tribe" and "tribal organization," as used in this article, have the meaning provided in section 4 of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450B) and include Alaskan Natives.

"Influencing or attempting to influence," as used in this article, means making, with the intent to influence, any communication to or appearance before an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any covered Federal action.

"Local government," as used in this article, means a unit of government in a State and, if chartered, established, or otherwise recognized by a State for the performance of a governmental duty, including a local public authority, a special district, an intrastate district, a council of governments, a sponsor group representative organization, and any other instrumentality of a local government.

"Officer or employee of an agency," as used in this article, includes the following individuals who are employed by an agency:

         (a) An individual who is appointed to a position in the Government under title 5, United States Code, including a position under a temporary appointment.

         (b) A member of the uniformed services, as defined in subsection 101(3), title 37, United States Code.

         (c) A special Government employee, as defined in section 202, title 18, United States Code.

         (d) An individual who is a member of a Federal advisory committee, as defined by the Federal Advisory Committee Act, title 5, United States Code, appendix 2.

"Person," as used in this article, means an individual, corporation, company, association, authority, firm, partnership, society, State, and local government, regardless of whether such entity is operated for profit, or not for profit. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

"Reasonable compensation," as used in this article, means, with respect to a regularly employed officer or employee of any person, compensation that is consistent with the normal compensation for such officer or employee for work that is not furnished to, not funded by, or not furnished in cooperation with the Federal Government.

"Reasonable payment," as used in this article, means, with respect to professional and other technical services, a payment in an amount that is consistent with the amount normally paid for such services in the private sector.

"Recipient," as used in this article, includes the Contractor and all subcontractors. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

"Regularly employed," as used in this article, means, with respect to an officer or employee of a person requesting or receiving a Federal contract, an officer or employee who is employed by such person for at least 130 working days within 1 year immediately preceding the date of the submission that initiates agency consideration of such person for receipt of such contract. An officer or employee who is employed by such person for less than 130 working days within 1 year immediately preceding the date of the submission that initiates agency consideration of such person shall be considered to be regularly employed as soon as he or she is employed by such person for 130 working days.

"State," as used in this article, means a State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, a territory or possession of the United States, an agency or instrumentality of a State, and multi-State, regional, or interstate entity having governmental duties and powers.

(b) Prohibitions. (1) Section 1352 of title 31, United States Code, among other things, prohibits a recipient of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions: the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement.

(2) The Act also requires Contractors to furnish a disclosure if any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a Federal contract, grant, loan, or cooperative agreement.

(3) The prohibitions of the Act do not apply under the following conditions:

(i) Agency and legislative liaison by own employees.

(A) The prohibition on the use of appropriated funds, in subparagraph (b) (1) of this article, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action if the payment is for agency and legislative liaison activities not directly related to a covered Federal action.

(B) For purposes of subdivision (b) (3) (i) (A) of this article, providing any information specifically requested by an agency or Congress is permitted at any time.

(C) The following agency and legislative liaison activities are permitted at any time where they are not related to a specific solicitation for any covered Federal action:

(1) Discussing with an agency the qualities and characteristics (including individual demonstrations) of the person's products or services, conditions or terms of sale, and service capabilities.

(2) Technical discussions and other activities regarding the application or adaptation of the person's products or services for an agency's use.

(D) The following agency and legislative liaison activities are permitted where they are prior to formal solicitation of any covered Federal action -

(1) Providing any information not specifically requested but necessary for an agency to make an informed decision about initiation of a covered Federal action;

(2) Technical discussions regarding the preparation of an unsolicited proposal prior to its official submission; and

(3) Capability presentations by persons seeking awards from an agency pursuant to the provisions of the Small Business Act, as amended by Pub. L. 95-507, and subsequent amendments.

(E) Only those services expressly authorized by subdivision (b) (3) (i) (A) of this article are permitted under this agreement.

(ii) Professional and technical services. (A) The prohibition on the use of appropriated funds, in subparagraph (b) (1) of this article, does not apply in the case of -

(1) A payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action, if payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action.

(2) Any reasonable payment to a person, other than an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action if the payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action. Persons other than officers or employees of a person requesting or receiving a covered Federal action include consultants and trade associations.

(B) For purposes of subdivision (b) (3) (ii) (A) of this article, professional and technical services shall be limited to advice and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable.

Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do not provide legal advice or analysis directly and solely related to the legal aspects of his or her client's proposal, but generally advocate one proposal over another are not allowable under this sections because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical services but not directly in the preparation, submission or negotiation of a covered Federal action.

(C) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law or regulation and any other requirements in the actual award documents.

(D) Only those services expressly authorized by subdivisions (b) (3) (ii) (A)
(1) and (2) of this article are permitted under this article.

(E) The reporting requirements of FAR 3.803(a) shall not apply with respect to payments of reasonable compensation made to regularly employed officers or employees of a person.

(c) Disclosure. (1) The Contractor who requests or receives from an agency a Federal contract shall file with that agency a disclosure form, OMB Standard Form LLL, Disclosure of Lobbying Activities, if such person has made or has agreed to make any payment using non appropriated funds (to include profits from any covered Federal action), which would be prohibited under subparagraph (b)
(1) of this article, if paid for with appropriated funds.

(2) The Contractor shall file a disclosure form at the end of each calendar quarter in which there occurs any event that materially affects the accuracy of the information contained in any disclosure form previously filed by such person under subparagraph (c) (1) of this article. An event that materially affects the accuracy of the information reported includes -

(i) A cumulative increase of $25,000 or more in the amount paid or expected to be paid for influencing or attempting to influence a covered Federal action; or

(ii) A change in the person(s) or individual(s) influencing or attempting to influence a covered Federal action; or

(iii) A change in the officer(s), employee(s), or Member(s) contacted to influence or attempt to influence a covered Federal action.

(3) The Contractor shall require the submittal of a certification, and if required, a disclosure form by any person who requests or received any subcontract exceeding $100,000 under the Federal contract.

(4) All subcontractor disclosure forms (but not certifications) shall be forwarded from tier to tier until received by the prime Contractor. The prime Contractor shall submit all disclosures to the Contracting Officer at the end of the calendar quarter in which the disclosure form is submitted by the subcontractor. Each subcontractor certification shall be retained in the subcontract file of the awarding Contractor.

(d) Agreement. The Contractor agrees not to make any payment prohibited by this article.

(e) Penalties. (1) Any person who makes an expenditure prohibited under paragraph (a) of this article or who fails to file or amend the disclosure form to be filed or amended by paragraph (b) of this article shall be subject to civil penalties as provided for by 31 U.S.C. 1352. An imposition of a civil penalty does not prevent the Government from seeking any other remedy that may be applicable.

(2) Contractors may rely without liability on the representation made by their subcontractors in the certification and disclosure form.

(f) Cost allowability. Nothing in this article makes allowable or reasonable any costs which would otherwise be unallowable or unreasonable. Conversely, costs made specifically unallowable by the requirements in this article will not be made allowable under any other provision.

ARTICLE 35 - PRE-AGREEMENT COSTS INCURRED
-----------------------------------------

All costs incurred by the Recipient prior to the effective date of this Agreement pursuant to the Recipient's Integrated Shipboard Information Technology project plan commencing June 12, 1995 through date of award of the agreement will be counted as part of the Recipient's cost share under this Agreement. However, such costs shall not in the aggregate exceed $235,211.00

                                 ISIT Consortium
                       Attachment # 1 (STATEMENT OF WORK)
                     COOPERATIVE AGREEMENT DTMA91-95-H-00069

3.0 STATEMENT OF WORK

The ISIT Platform Project will be divided into two major phases:

Phase I: System Design and Development, including development of the ASTM
         Standards, and ABS Guidelines.

Phase II: Shipboard/Shoreside Prototype Demonstration Test Bed.

The Project Work Breakdown Structure (WBS) required to accomplish the project is presented in Appendix F.

3.1 STATEMENT OF WORK TASKS

The Project Team will perform the following tasks and subtasks:

Task I - System Engineering (Phase I)

1.1 System Concept Definition. Assemble reference data; develop an updated functional overview of the ISIT Platform; and prepare a System Concept Report for use as a technical baseline.

1.2 Architecture Definition. Define the system architecture and to produce an open architecture ISIT Platform. Define the standard network interfaces, support an industry standard client/server data base, provide a back end data replication engine, incorporate a communications server and provide configuration management utilities.

1.3 System Requirements. Prepare a System Requirements Document for use in software and hardware development. Conduct a Systems Requirements Review.

1.4 Interface Definition. Identify external software and hardware interfaces for the application program; identify internal interfaces for the ISIT Platform; and define the preliminary ISIT Platform Standard Interface Standard.

1.5 Preliminary Design. Develop a preliminary design of the ISIT Platform, including software, hardware and interfaces. Design a custom tailored Virtual Earth Station. Prepare the Preliminary Design Report for presentation at the Preliminary Design Review. Report will include a functional breakdown of hardware and software, a specification of the devices to which the platform will interface, the nature of the interfaces, and a specification of the user's interface.

Task 2 - System Development (Phase I)

2.1 Hardware Detailed Design. Develop a Hardware Detailed Design Document for the database server and network, and the Network Matching Interface
       (NMI). Develop detailed designs for the cable systems, junction panels, etc. Conduct a Final Design Review (FDR) to present the detailed hardware design. Revise the detailed design as required following the FDR.

       Procure the hardware, components, and parts of the ISIT Platform identified during the detailed design.

       Develop a standard PC-based Network Matching Interface (NMI) to interface to a set of standard interfaces such as a GPS transceiver or an integrated bridge system. Develop hardware necessary to interface to a Virtual Earth Station. (VES).

       Develop a hardware integration plan and an integration test plan. Perform the hardware integration tests. Prepare a Hardware Integration Test Report.

2.2 Software Development. Develop a Software Detailed Design Document for the ISIT Platform software components including the Core Components, standard applications, and NMIs. The Software Detailed Design Document will include a definition of each software component to its lowest modular level, a hierarchical structure chart, control dependencies and data exchanges between modules and components, and test data definitions. Specify the Commercial Off-The-Shelf (COTS) software and hardware required for software development. Specify the development environment including development platform, CASE software, compiler(s), and operating system(s). Conduct a Final Design Review (FDR) to present the development environment and detailed design. Revise the detailed design as required following the FDR.

       Procure the software, components, and parts of the ISIT Platform identified during the detailed design as COTS software, components and parts required for software development and the development environment.

       Install COTS software on the development environment.

2.3 Configuration Management. Develop a Configuration Management Plan for hardware, software, drawings, and documents. Establish hardware and software baselines and maintain databases for problem reports. Manage and maintain Drawing Document Change Notices and associated database. Manage and maintain Document Change Notices and associated database. Prepare status reports for all items under configuration management.

Task 3 - Land-Based Testing (Phase I)

3.1 System Integration and Test. Develop the System Integration Plan, and System Integration Test Plan. Carry out tests and prepare the System Integration Report.

3.2 Land Based Testing and Simulation (LBT). Prepare the LBT Plan; assemble the navigation, machinery, cargo, and management systems simulators, and the data communications platform; connect to the ISIT Platform. Conduct network testing for system inter-connectivity, robustness, compliance to standards, and fault-tolerance. Prepare LBT Report.

3.3 Installation Requirements. Develop system shipboard and shore-side installation requirements and concepts for installation of the ISIT Platform. Identify shipboard and shore side hardware and software interfaces for the ISIT Platform.

Task 4 - ASTM Standard/ABS Guidelines (Phase I & II)

4.1 ASTM Standard Development. Establish the format for the standard based upon ASTM criteria. Prepare a draft standard and develop a management plan to achieve approval of the standard. After receipt of comments and implementation of the management plan, prepare the final ASTM standard. Develop a plan for issue, distribution and maintenance of the ASTM standard. Participate on the ASTM F25.03.05 committee established to develop the standard.

4.2 ABS Guidelines Development. Develop the ABS Guidelines for Shipboard Data Management Systems (SDMS) covering hardware, software, testing, ISO certification, and networks. Conduct studies of current status, identify data to be included. Develop format and scope. Prepare draft guidelines and develop a management plan to circulate for review and comment. After receipt of comments and implementation of management plan, prepare final guideline for ABS issue and maintenance. Participate on ASTM F25.03.05 Committee to coordinate with ISIT/ASTM standard.

4.3 Review and Comment Management. Implement the review and comment sections of the management plan and coordinate with ASTM, ABS, NII and other appropriate organizations.

4.4 ISO 9000 Compliance. Review developed ASTM Standard and ABS Guideline for conformance with requirements of ISO 9000. Modify as necessary to provide compliance.

Task 5 - Project Management (Phase I & II)

5.1 Technical Liaison. Provide technical liaison with ARPA AOTR, ASTM, ABS, NII and the Management Committee. Submit records of liaison contacts and meeting summaries. Make ISIT team personnel available for information conferences to review progress and/or problems which may develop. Conferences may be held at team member's facilities, at the ARPA facility, or by telephone or e-mail.

5.2 Technical Reviews. Conduct the following technical reviews: System Requirements, Preliminary Design, Final Design, Test Readiness, and Presentation of Demonstration Results. Schedule team technical and status reviews as required. Prepare the agenda and assemble information for the Management Committee Quarterly Reviews. Prepare a final Project Report upon completion of the shipboard demonstration.

5.3 Management Reports. Develop and implement the approved, detailed Project Plan which includes: the operational and staffing plan, functions and responsibilities of lead technical personnel, detailed work plan and schedule utilizing a computer-based management system (e.g., Microsoft Project for Windows), and detailed Work Test Descriptions based upon the WBS. Prepare and maintain the Risk-Management Plan. Communications will be via letter, memo, telephone and e-mail (Compuserve). Submit progress reports monthly to provide an overall summary of the work performed during the period and the activity under each task. Prepare and distribute technical review meeting minutes and conferences reports. Support the development of the Quality Assurance (QA) Plan.

5.4 Financial Management. Adopt a uniform method of cost accounting for the team members and use it to summarize costs. Submit monthly cost reports which detail labor hours and dollars expended, material costs committed and ODCS. Cost reports will be accumulated each month and tracked against planned expenditures and measurable milestones.

5.5 Industry Interface/Advisory Board. Coordinate information dissemination to Industry Advisory Board members. Support Project Executive in preparing presentations to the Industry Advisory Boards. Maintain point-of-contact lists.

Task 6 - Business Plan for Commercialization (Phase I)

6.1 Refine Business Development Concept. Develop the refine private commercialization approach that defines and develops the services to be provided to the U.S. shipyards and the ship owner/operators to which the shipyards will market their designs and products. Refine the Navy commercialization approach and develop the services to be provided to the U.S. Navy secondary fleets including MSC, Ready Reserve, Service Craft and the Academic Fleet. Other DoD departments to be considered include Army (Transportation Corps and Corps of Engineers) and Air Force. A third area addressing other Governmental users may be included. These would include: Department of Transportation (U.S. Coast Guard), Department of Commerce (NOAA), EPA, Department of Interior (Geological Survey), National Science Foundation, and NASA.

6.2 Coordinated Business Plan. Develop a Coordinated Business Plan which details the marketing and sale of complete ISIT Systems, Technical Support Services and Communication Services to all U.S. Shipyards and other potential customers.

6.3 Strategic Alliances. Develop strategic alliances and working arrangements for promotion and sale of the ISIT product line.

Task 7 - Shipboard Demonstration Test Bed (Phrase II)

7.1 Demonstration Test Plan. Prepare a demonstration test plan that describes a three-month demonstration of the prototype ISIT Platform system. Select the test ship and shore site to be made available by an Advisory Board ship operator. Select application programs and prepare the installation and checkout plan including the definition of the tests to be conducted underway and ashore. Prepare a detailed demonstration schedule.

7.2 Demonstration Design. Perform ship and shore checks. Prepare installation detail designs that will include: specifications and arrangements, electrical-electronic, special hardware, and mechanical drawings. Develop detail design for the Virtual Earth Station systems.

                                 ISIT Consortium
                    Attachment #2 (ARTICLES OF COLLABORATION)
                     COOPERATIVE AGREEMENT DTMA91-95-H-00069

                               AMENDMENT NUMBER 1.

                            ARTICLES OF COLLABORATION
                                       FOR
                                 ISIT CONSORTIUM

         WHEREAS Articles of Collaboration executed on 14 February 1995 form an ISIT Consortium among Marine Management Systems, Inc.; Ultimateast Data Communications, Ltd.; Radix Systems, Inc.; and M. Rosenblatt & Son, Inc. which anticipates execution of an Agreement between the ISIT Consortium and the Advanced Research Projects Agency (ARPA) on behalf of the U.S. Government, and

         WHEREAS the Maritime Administration of the U.S. Department of Transportation is now expected to execute the Agreement on behalf of the U. S. Government rather than ARPA,

         NOW THEREFORE, the Parties hereby agree that the said Articles of Collaboration are Amended as follows:

         1. All mention of, or reference to, "ARPA" or to the "Advanced Research Projects Agency" shall be understood to mean the "U. S. Government."

         2. The remainder of the Articles of Collaboration shall remain unchanged.

         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its dully authorized representative as set forth below.

Marine Management Systems, Inc.           Ultimateast Data Communications, Ltd.

/s/ Eugene D. Story                       /s/ Roderick White
-------------------------------------     ---------------------------------
Signature                                 Signature

Eugene D. Story, President                President
-------------------------------------     ---------------------------------
Name, Title                               Name, Title

June 9, 1995                              June 13, 95
-------------------------------------     ---------------------------------
Date                                      Date

Radix Systems, Inc.                       M. Rosenblatt & Son, Inc.

/s/ Richard N. Nelson                     /s/ Philip B. Kimball
-------------------------------------     ---------------------------------
Signature                                 Signature

Richard N. Nelson, Vice President         Philip B. Kimball, V.P.
-------------------------------------     ---------------------------------
Name, Title                               Name, Title

8 June 1995                               6/14/95
-------------------------------------     ---------------------------------
Date                                      Date

                            ARTICLES OF COLLABORATION
                                       FOR
                                 ISIT CONSORTIUM



         These Articles of Collaboration (hereinafter "Articles") are entered into among two vendor companies, one system engineering company and one marine engineering and design company as follows:

Marine Management Systems Inc. - an Ohio corporation (Vendor)
Ultimateast Data Communications, Ltd. - a Canadian corporation ("Vendor")
Radix Systems Inc. - a Maryland corporation           ("Systems")
M. Rosenblatt & Son, Inc. - a New York corporation  ("Engineering")

         These companies hereinafter collectively identified as "Parties" and individually identified as a "Party", are to establish the Integrated Shipboard Information Technology "ISIT" Consortium (hereinafter "Consortium"), and to set forth express terms and conditions outlining the obligations as between the vendor companies ("Vendors") and systems company ("Systems") and engineering company ("Engineering").

         WHEREAS the vendors have similar interests in identifying international market opportunities for commercial vessels and have determined that participation in the Consortium provides an avenue for pooling their respective talents and sharing the costs of market penetration for the ("ISIT") system platform; and

         WHEREAS the systems and engineering companies desire to assist the vendors in meeting their international market penetration objectives while promoting their own business opportunities:

         WHEREAS each Party may individually, or in further collaboration with other Parties to these Articles in a manner consistent with Federal and State antitrust laws, utilize the work product resulting from the Consortium collaboration on a proprietary basis to pursue market opportunities; and

         WHEREAS the Party understand that information derived from participation in the Consortium may not be shared or transferred to any entity not specifically named as Parties under these Articles; and

         WHEREAS, the Parties and the U.S. Government Agency agree that ARPA is not a party to these articles and has no independent right to sell, use, or transfer Intellectual Property as defined herein, Proprietary Technology as defined in Article 6 (c), or Consortium Intellectual Property as defined in
Article 6 (b) and 6 (d) developed pursuant to these Articles or any technical data provided by any party to the Consortium pursuant to these Articles; and

         WHEREAS the principal purpose of this Consortium is neither to supply property or services for the direct benefit or use of the U.S. Government, nor to transfer a thing of value to state or local governments or other recipients to carry out a public purpose of support or stimulation authorized by U.S. laws, and thus it is not feasible or appropriate for the Parties and the Agency (defined below) to enter into a procurement contract, or grant agreement with any U.S. Government Agency; and

         WHEREAS the Parties anticipate receiving partial and incremental funding from a U.S. Government agency to perform the Statement of Work; and

         WHEREAS each Party reserves its right in review and accept the terms of any Advanced Research Project Agency Agreement (hereinafter referred to as an "ARPA Agreement") prior to any active participation in any Consortium project described herein; and

         WHEREAS the Parties wish to enter into a joint venture as such term is defined in the National Cooperative Research and Production Act of 1993, Public Law 103-42, through a cooperative agreement pursuant to 31 U.S.C. S6305:

         Hereinafter the following definitions apply:

o The ISIT Platform (the "Platform") is a computer based data management system platform. The Platform will include:

                  a)  a client/server database
                  b)  a database replication engine
                  c)  standardized interfaces to applications
                  d) a communications driver for transfer of shipboard data to a shore based management system.

         The Platform does not include:

                  a)  shipboard application software
                  b) shore based communications systems and application software

o        Each of the Parties, once having executed these articles, is a "Party."

o Each Party, once having executed these Articles, has agreed to delegate the administrative functions of the Consortium to the project manager company, Radix Systems Inc. (hereinafter "RSI").

o Each Party, once having executed these Articles, has agreed that Marine Management Systems, Inc. (hereinafter "MMS") will act as the financial comptroller of the Consortium. (See para. 7a)

o The U.S. Government agency identified as providing funding to the Consortium as a whole is the Advanced Research Project Agency (hereinafter "ARPA") during the period such funding is available or being used.

o Intellectual Property means any market studies, ship designs, manufacturing processes, strategic financing plans, inventions, creations, processes, works of authorship, software or other developments or improvements thereto, whether patentable, copyrightable or not. "Intellectual Property Rights" means any Rights in Intellectual Property including patents, copyrights, trade secrets and confidential information.

         NOW THEREFORE, the Parties hereby agree as follows:


         1.(a) The Parties hereby establish a joint research and development Consortium to engage in a collaborative research effort of limited duration to gain further knowledge and understanding of the technologies described or identified in the Technical Proposal for An Integrated Shipboard Information Technology (ISIT) Platform submitted to ARPA by MMS on behalf of the Parties on February 15, 1995 (incorporated by reference as Appendix A and hereinafter referred to as "Statement of Work"). The Parties understand that the Statement of Work may be revised to add specificity upon request by ARPA.

         (b) Subject to the availability of ARPA funding, the Parties individually agree to expend "reasonable efforts", within the terms of the ARPA Agreement to achieve the goals assigned to them as defined therein. By execution of these Articles, each Party authorizes the Management Committee created under
Article 2 hereof or MMS as the Management Committee's designee, as its agent to enter into a single "other transaction" with ARPA pursuant to 10 U.S.C S2371, which shall constitute the ARPA Agreement. ARPA shall fund the Consortium in accordance with the Schedule of Payments and Payable Milestones negotiated with the Consortium and included in the ARPA Agreement. During the performance of the Statement of Work, if the Management Committee reasonably determines that any Party has used its "reasonable efforts" to perform the task assigned to that Party in the Statement of Work for any given goal, the Management Committee will instruct the comptroller to disburse to that Party the funds associated with the goal, including such funds as have been provided by ARPA. The Management Committee shall not unreasonably withhold funding from any Party after the submission of a properly prepared invoice, provided that funding has been provided by the Parties or by ARPA to the Consortium.

         (c) If any party's share of costs is deemed not to be allowable or allocable to Independent Research and Development/Bids and Proposals (IRAD/B&P) by any agency of the U.S. Government, the party's commitment of funds may be reduced by the disallowed said amount.

         2.(a) Subject to the terms and conditions stated herein, the Consortium will be governed by a "Management Committee" which is empowered to determine all policy, business, financial, legal and technical issues of the Consortium and to represent the Consortium and the Parties in reporting progress, in negotiating, and in transacting business with ARPA. Specifically and without limitation, the Management Committee is empowered to redirect the research, redefine the tasks and goals of the Parties, and to equitably adjust to all Parties the amount of funding provided by ARPA.

         (b)(1) Each Party shall be entitled to one "Voting Representative", which will comprise the Management Committee. The Management Committee will meet in regular meetings at alternating locations or as is mutually acceptable to the Management Committee. As specified in the ARPA Agreement, all Parties and ARPA may attend these meetings. Each Party shall be entitled to a vote in proportion to their investment in the project pursuant to the agreed to commitments of each Party appearing as part of Appendix "A" Statement of Work. Notwithstanding the size of the investment by any single Party, no single Party shall have more than 40% of the votes. Any excess over 40% will be distributed pro rata among the remaining parties.

         (2) Each Voting Representative may, with prior permission of the Management Committee, be accompanied by other employees of the Party, including, without limitation, financial, business, and legal personnel. Third parties, including other Government agencies, may attend other committee meetings at the invitation of the Management Committee. The Management Committee reserves the right to designate the representatives that may attend non-Consortium related committee meetings.

         (3) Each Party shall have the right to specify an Alternate Voting Representative, either in writing or through oral communication to MMS, if its designated Voting Representative is otherwise busy, and to change the Party's designated Voting Representative from time to time with written notice.

         (c) The Project Leader Company's (MMS) designated representative shall serve as Chairman of the Management Committee and shall deliver notification to all Parties and ARPA regarding meetings of the Management Committee. Any Voting Representative may call a special meeting of the Management Committee. A Voting Representative from at least three of the Parties representing at least 50% of the voting interest must be present in person or by telephone, to constitute a quorum of any meeting.

         (d) The Consortium has appointed Radix Systems Inc. (RSI) as the project manager to carry out the day to day management of the project. This will include defining, redefining, allocating or reallocating the tasks within the scope of the Statement of Work or the ARPA Agreement, and will be the single point of contact for ISIT Program work.

         (e) The Chief Financial Officer of MMS will act as the financial comptroller to the Consortium, and will attend the committee meetings, and will provide a single point of contact to the financial officers of the Parties, ARPA or their designees.

         (f) RSI will be responsible to assure that minutes of the meeting are recorded and distributed to all Parties, within 15 days after each meeting.

         (g) In the event that the Management Committee is unable to resolve any intra-Consortium dispute, the dispute shall be resolved through a simple majority vote of the Parties at a scheduled Management Committee meeting. Each Party shall be given advance written notice of any scheduled vote which would resolve an ongoing dispute.

         3. A three fourths majority vote of the entire Management Committee based on the voting representation defined in Article 2 (b)(1) hereof is required to make the following decisions for the Consortium:

                  (a)      Revise the Articles of Collaboration:

                  (b) Accept, modify or terminate any funding agreement with ARPA;

A simple majority is required for the following decisions of the Consortium

                  (c)      Change Project Management Organization.

                  (d) Change or eliminate any ARPA funding allocated to any Party as technically and/or financially justified, but a Party experiencing any reduction in ARPA funding may pro rata reduce its internally funded participation in the Consortium;

                  (e) Approve the annual program plan for funding and adjusting funding to all Parties.

                  (f) Admit new parties in accordance with Article 4, hereof

                  (g) Resolve any other issues relating to these Articles and the Statement of Work.

                  ARPA approval will be obtained as required in accordance with the ARPA Agreement for any of the items listed above.

         4. The Management Committee may consent to admit a new party to the Consortium. Such new party shall become a party upon its execution of these Articles. The Management Committee will consider admitting new Parties on a non-discriminatory basis, but only on relatively comparable financial terms as the exiting Parties, recognizing the risk of their contributions to date. The factors taken into consideration will include without limitation whether the new Party will bring to the Consortium technology otherwise unavailable on the time scale of the program or will allow the technology of the Consortium to be applied to new markets, whether the entry of the new Party will not substantially adversely affect the Intellectual Property Rights of the then existing Parties, whether the added effort would not substantially change the ongoing Consortium program, and whether the new Party could participate without diminishing ARPA funding provided to the original Parties. Notwithstanding the above, the Management Committee may consider any factor in addition to those above, and its decision on admitting new Parties is discretionary and final.

         5.(a) Any Party may terminate its participation in the Consortium at will, after it has provided written notice, a termination budget, and a revised statement of work remaining to be accomplished, to the Management Committee thirty (30) days in advance of the effective date of the termination. The termination shall include the terminating Party's recommended replacement, if applicable. During the 30-day period, the terminating Party shall seek to accomplish an orderly conclusion of its efforts. Subject to the availability of ARPA funding, the Management Committee shall not unreasonably withhold funding to the terminating Party related to the orderly conclusion of its efforts.

         (b) The terminating Party shall make a "reasonable effort" to transfer its portion of Consortium work to other Parties or a prospective new Party of the Consortium. The terminating Party must use reasonable efforts to achieve the goals for which ARPA funding has already been provided, and refund any unexpended funding to the Consortium. The terminating Party must provide a license to its Consortium Intellectual Property to the Party or Parties ("the Replacing Party") designated by the Management Committee to replace the terminating Party solely for the purpose of performing the terminating Party's tasks under these Articles or under the ARPA Agreement as of the date of the termination notice ("Terminating Party's Tasks"). This license to the Replacing Party shall be royalty-free, non-exclusive, perpetual, sub-licensable only for the purpose of allowing the Replacing Party to subcontract the fulfillment of the Terminating Party's Tasks, except that the Replacing Party may transfer its right under this license if it terminates its participation in the Consortium. This should be accomplished, if possible, within the 30 day termination period.

         (c)(1) The Management Committee may terminate the participation of a Party if that Party has committed a material breach of these Articles. The Management Committee shall give a Party or Parties written notice of a material breach and afford the opportunity to cure such breach, if a simple majority of the Management Committee members not alleged to be in material breach vote ("Notice Vote") that such Party or Parties have committed and failed to cure a material breach of these Articles. A material breach may entail the failure of any Party to provide labor or in-kind contributions under the Statement of Work.

         (2) Such termination shall be effective only if three or more Management Committee members representing at least 50% of the voting interest of the Committee vote that the Party has not substantially cured the breach within 30 days after such notice, and the meeting of the Management Committee occurs between 31 to 45 days after the notice is sent to such Party. The Party subject to the termination shall have the opportunity at both meetings to demonstrate that it has not materially breached or has cured any material breach of these articles.

         (d) Any existing Party shall receive its pro rata portion of any funding due for any full or partial completion of milestones under the ARPA Agreement as of the effective date of the termination.

         6.(a) Each Party shall be permitted to use the Consortium Intellectual Property (The ISIT Platform Intellectual Property) on a proprietary basis to pursue business opportunities, but in no event shall any Party transfer to shipyards or vendors not party to these Articles such Consortium Intellectual Property. Nothing herein shall preclude a Party from utilizing Consortium Intellectual Property to pursue business opportunities with any other Party to these Articles. All market or technical data, systems, design, inventions or other Intellectual Property jointly developed in performance of the Statement of Work shall be considered Consortium Intellectual Property, as set forth and further defined Article 6.b. and 6.d.

         (b) Consortium Intellectual Property is that Intellectual Property developed by and in the course of identified tasks assigned to and performed by a Party whether performed under ARPA funding, funding provided by a Party, or as a result of the in-kind contribution set forth in the Statement of Work and/or in these Articles. The identified tasks shall be those tasks (i) agreed by the Party in the Statement of Work of the ARPA Agreement, (ii) agreed to by the Party with other Parties of the Consortium pursuant to these Articles, or (iii) assigned to the Party by the Management Committee and accepted by that Party.

         (c) These Articles shall not preclude any Party from developing at its own expense complimentary technology derived from the Consortium Intellectual Property but outside of the Statement of Work (hereinafter "Proprietary Technology"); provided, that the Proprietary Technology of the Vendors shall be limited to those portions of the Statement of Work for which each Vendor contributed its specific expertise. The developing Party under this subparagraph reserves all Intellectual Property Rights in such Proprietary Technology so developed, subject to consultation with the Management Committee should the Party seek a patent for the Proprietary Technology.

         (d) Consortium Intellectual Property as defined by Article 6.b. does not include (i) background intellectual property or any modifications thereto whether or not funded within this ARPA project; (ii) pre-existing or concurrently developed intellectual property independently funded outside of the Consortium; or (iii) "Proprietary Technology". Any Party submitting Intellectual Property to the Consortium for use in performing the Statement of Work shall state that such property is not to be considered Consortium Intellectual Property in advance of sharing it with the Consortium in accordance with Article 6(g) and Appendix B. Consortium Intellectual Property is owned by the Party deemed responsible for the development of that Intellectual Property in the Statement of Work.

         (e) All Parties grant to each other a nontransferable, royalty free, non-exclusive, sublicensable license to use their Consortium Intellectual Property, provided that such licenses and use shall be restricted solely to the performance of tasks under these Articles or under the Statement of Work or the ARPA Agreement. In addition, a Party shall transfer its rights under this license if it terminates its participation in this Consortium. Such transfer shall be solely for the purpose of allowing the other Parties of the Consortium to fulfill their tasks under these Articles or the ARPA Agreement. Such licenses shall survive the resignation of any granting Party from the Consortium.

         (f) All Parties agree to negotiate with other Parties to grant royalty bearing licenses with reasonable terms and conditions to Consortium Intellectual Property. Any decision to sell or transfer Consortium Intellectual Property to entities not party to this Agreement must be approved unanimously by the Parties.

         (g) The Consortium desires to protect the proprietary information of the Parties "Proprietary Information". Each Party will individually decide whether to publish its own technical data or maintain it as proprietary. As a result of its participation in this Consortium, proprietary information or hardware of one Party will necessarily be disclosed to or used by another Party. A Proprietary Information Exchange Agreement is incorporated herein and is found at Appendix "B", and will govern proprietary information exchanged among the Parties. The exchange of proprietary information between the Consortium and ARPA will be governed by a similar Proprietary Information Exchange Agreement to be executed by ARPA as a part of the ARPA Agreement.

         (h) Notwithstanding the Proprietary Information Exchange Agreement, when one Party's work depends upon the Proprietary Information of another Party, the technical data may be published for internal review and used solely within the Consortium or to make periodic presentations to ARPA. Such work may be published for internal use only by the Parties to the extent that such data (i) is required for a description of one Party's work, (ii) does not disclose proprietary information, and (iii) relates primarily to product or system performance and characteristics. There shall be no open publication of materials or work to the public without a unanimous vote to the Management Committee.

         (i) The Parties may jointly own any invention which results from the performance of the Statement of Work, and may file a joint patent application for it. The Parties agree in good faith to cooperate in the filing and prosecution of such patent. Nothing herein shall preclude a Party from seeking to patent Proprietary Technology.

         (j) The Party intending to patent Proprietary Technology subject to these Articles shall report any such patent application which relies in substantial measure upon Consortium Intellectual Property to the Management Committee within one month of the filing and upon request, provide a copy of the application including a short abstract to the Management Committee. The Management Committee will timely report the invention, including the short abstract, to all applicable Parties and to ARPA, as required by ARPA. All Parties agree to cooperate with each other through the Management Committee in resolving questions related to Consortium Intellectual Property, the abstracts, and potential ownership rights. Any such patent information shall be covered by the Property Information Exchange Agreement and shall not be disclosed by ARPA to non-governmental personnel until the respective patents have been issued.

         (k) Any patent application which relies in substantial measure upon Consortium Intellectual Property shall include the provision required by the ARPA Agreement stating the interest of the U.S. Government.

         (l) The ARPA Agreement may provide for the U.S. Government to obtain certain rights in the Consortium Intellectual Property. Each Party agrees to such government rights in its Consortium Intellectual Property, subject to the exclusions of Article 6. The Parties will cooperate with the Management Committee in performing any reporting, election, and rights predetermination to ARPA regarding Intellectual Property as required and to provide the required information to the Management Committee.

         7.(a) MMS will receive funds from ARPA, deposit such funds in a deposit account opened in the name of the Consortium, disburse such funds as directed by the Management Committee or as required by Attachment 3 of the ARPA Agreement, and will report quarterly to the Management Committee on the finances of the Consortium. Additionally, MMS shall prepare all financial reports required by the ARPA Agreement and submit such reports to ARPA and the Management Committee, in accordance with the appropriate schedules. Each Party shall provide the required financial inputs to permit MMS to meet the reporting requirements. The financial reporting will not include any Party's proprietary financial or pricing information. The tasks performed by MMS shall be allowable expenses to the Consortium, subject to approval by the Management Committee.

         (b) The ARPA Agreement and the Statement of Work will provide for certain rights of the government to audit the financial records of the Consortium. Each Party agrees that it will reasonably cooperate with an audit of the Consortium and will allow an audit of its own applicable financial records as required by the law and upon reasonable notice. The financial comptroller shall be primary facilitator for supporting these audits. All audit rights shall be limited to U.S. Government employees or the audits shall be performed by a mutually acceptable independent outside auditor.

         8.(a) THE PARTIES DISCLAIM ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO EACH OTHER, TO ANY GOVERNMENTAL AGENCY, AND TO THIRD PARTIES FOR ACTIONS, OMISSIONS, PRODUCTS, NON-CONFORMITIES, DEFECTS, LIABILITIES, OR INFRINGEMENT ARISING OUT OF THE ACTIVITIES OF THE CONSORTIUM. The Parties are bound to each other and to ARPA entering into an agreement with the Consortium by a duty of only good faith and "reasonable efforts" research in achieving the goals of the Consortium. Joint and several liability will not attach to the Parties of the Consortium so that no Party is responsible for the actions of another Party but is responsible only for those tasks assigned to it and to which it agrees to in the ARPA Agreement. THE PARTIES FURTHER DISCLAIM ANY LIABILITY FOR CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES. IN NO EVENT SHALL A PARTY'S LIABILITY UNDER THESE ARTICLES EXCEED THE FUNDING IT HAS RECEIVED FROM ARPA UP TO THE TIME INCURRING SUCH LIABILITY. Any Party may waive any right, breach or default which such Party has the right to waive, provided that such waiver shall not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to these Articles. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. Nothing contained herein shall constitute a release to any Party for breach of the Proprietary Information Exchange Agreement attached hereto or infringement of intellectual property rights of the Parties.

         (b) Each of the Parties signatory hereto agrees to mutually indemnify every other Party to these Articles with respect to any attorney's fees or court costs arising from a legal claim or litigation against one or more of the Parties to this Agreement, to the extent that this Agreement has been directly identified by the claimant as a basis for the legal claim or litigation. The parties intend that each Party shall contribute an amount toward attorney fees or court costs equal to each party's pro rata share of the project investment.

         (c) Each of the Parties signatory hereto agrees to indemnify every other Party to these Articles against attorneys fees, court costs, or judgments arising from a legal claim or litigation where the claimant asserts such Party to these Articles has violated a patent, copyright, or other intellectual property law by transferring Intellectual Property to the Consortium for which the Party has no legally enforceable proprietary right.

         9.(a) These Articles are not intended to be nor shall they be construed, by implication or otherwise, as an agreement to establish a partnership (limited or otherwise), a corporation or other formal business organization or as a procurement "contract" or "grant agreement" as described under 31 U.S.C. Sections 6303 and 6304, respectively. No Party can be bound by another Party acting as its agent except as specifically stated in Paragraph 1(b) of these Articles. Each Party acts as an independent contractor subject only to the terms and conditions stated herein and in the ARPA Agreement.

         10. Except and to the extent as specifically set forth herein, nothing in these Articles shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, copyright, trade secret, trademark or other proprietary right of any Party.

         11. Except for the disclosure of basic information regarding this Consortium, i.e., membership, purpose and a general description of the technical work, prior written approval by all Parties is required for any specific publicity or advertising relative to these Articles. However, the Parties agree that notification of the establishment of this joint research and development venture shall be filed by or on behalf of the Parties with the U.S. Attorney General and the Federal Trade Commission in accordance with the Provision of the National Cooperative Research and Production Act of 1993 within 90 days of execution of these Articles and after adequate review by all Parties. The costs of this filing shall be borne by the Consortium.

         12.(a) These Articles and the Consortium shall continue for 24 months after execution of these Articles unless terminated earlier under any provision of Article 12.b. It may be renewed at any time prior to the expiration of the term of these Articles by letter agreement signed by the authorized representatives of all the Parties who are Parties at that time.

         (b) These Articles shall terminate if (i) disapproved by the Attorney General or the Federal Trade Commission; (ii) the funding of the Statement of Work is terminated by ARPA; or (iii) funding is not provided by ARPA by July 31, 1995. In the event of Termination for any reason, these Articles shall remain in full force until it is specified by the Management Committee that all business matters between the Parties have been properly settled and closed out.

         (c) The obligations of confidentiality set forth in Article 6 hereof shall survive termination of these Articles.

         13. The ARPA Agreement will impose requirements upon the Consortium or its Parties regarding reporting, accounting, civil rights, Intellectual Property and technology transfer information or transferring of Intellectual Property generated with funds provided by ARPA. A Party, by acceptance of such ARPA funds, agrees to conform to such requirements and to reasonably cooperate with the Consortium in conforming to such requirements, subject, however, to the Party's right to resign as stated in Article 5(a) above.

         14. Any notices or other communications among the parties required by the Management Committee or permitted hereunder shall be sufficiently given if sent by telecopier or confirmed by registered or certified mail, postage prepaid, addressed as follows:

                  Marine Management Systems, Inc.
                  102 Hamilton Avenue
                  Stamford, Connecticut 06902
                  Attention:  Eugene D. Story or Robert D. Ohmes
                  Fax # (203) 967-2927

         Or such other addresses or telecopier or facsimile numbers as shall be furnished by like notice by such Party. Any such notice or communication given by mail shall be deemed to have been given three (3) business days after the date so mailed, and any such notice or communication given by telecopier and the appropriate answer back received.

         15. Neither these Articles nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable without the prior written consent of all other Parties except to the Parties' wholly owned subsidiaries, corporate parent or such corporate parent's wholly owned subsidiaries.

         16.(a) These Articles shall first become effective on February 15, 1995 for any Party which has signed these Articles. These Articles shall be effective as to a new Party on the date such new Party executes these Articles.

         17. The Parties shall further execute, sign, do or procure to be executed, signed and done all such further deeds, documents and acts as may be reasonably required to enable the Parties freely and fully to pursue the goals assigned to them in the Statement of Work.

         18. These Articles shall be construed under the laws of the State of Connecticut.

         19. These Articles constitute the entire agreement of the parties and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof.

         20. If any provision of these Articles is deemed to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be stricken and the remainder of these Articles will remain in full force and effect.

         21. To the extent that revenue received by the Consortium pursuant to the ARPA Agreement creates a tax obligation, the Consortium shall take all necessary steps to assure that such tax obligation is transferred to each of the Parties proportionate to their contributions. Under no circumstances shall the Consortium be operated in a manner to create a tax obligation for sales, use or income taxes.

         The Consortium is a joint undertaking merely to share expenses and does not qualify for tax purposes as a "partnership," "tenet," or "association taxable as corporation" as those terms are defined under Section 7701 of the Internal Revenue Code.

         22. When a given marine commercial project leads to the construction of a vessel, in those cases where the Consortium Intellectual Property is contracted for, then the Party responsible for the contract shall offer the other appropriate Parties the right of first refusal to supply its components, systems, designs, or services, etc. at a reasonable price competitive with the world market for such products or services. This right of first refusal shall not apply in those cases where the prospective buyers indicates a desire to utilize the components, systems, designs or services, etc. supplied by companies not Parties to these Articles. The right of first refusal granted under this Article shall expire five years from the completion of performance under the Statement of Work.

         23. If the Consortium incurs liability in excess of its assets, such liability shall be borne by each party in proportion to their contribution. If the liability arises out of gross negligence or willful misconduct of an employee of a party, then such party shall bear the entire liability.

                  IN WITNESS WHEREOF, each of the Parties has caused these Articles to be executed by its dully authorized representatives on the respective dates entered below.

/s/ Eugene D. Story                       /s/ Richard N. Nelson
---------------------------------         -------------------------------------

Marine Management Systems, Inc.           Radix Systems, Inc.
---------------------------------         -------------------------------------

                                          14 February 1995
---------------------------------         -------------------------------------

/s/ Philip B. Kimball                     M. Rosenblatt & Son, Inc.
---------------------------------         -------------------------------------

/s/ Roderick White                        Ultimateast Data Communications, Ltd.
---------------------------------         -------------------------------------

                                 ISlT Consortium
                       Attachment #4 (PAYABLE MILESTONES)
                     COOPERATIVE AGREEMENT DTMA91-95-H-00069

                                   ARPA/MARAD
                              ISIT PLATFORM PROJECT
                               PAYABLE MILESTONES

                                                                  June 13, 1995
                                                                   Sheet 1 of 7

================================================================================================
MILESTONE NUMBER 1
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  1.1     System Concept Definition               Preliminary System Concept Report
================================================================================================
  1.2     Architecture Definition                 Preliminary Architecture Definition
================================================================================================
  1.3     System Requirements                     Prelim. System Requirements Document
================================================================================================
  1.4     Interface Definition                    Initial Interface Definition Document
================================================================================================
  4.1     ASTM Standard Development               ASTM Standard Management Plan
================================================================================================
  4.2     ABS Guidelines Development              ABS Guidelines Management Plan
================================================================================================
  5.3     Management Report                       Project Management Plan
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 1: $235,211
                     TARGET COMPLETION DATE: AUGUST 18, 1995

================================================================================================
MILESTONE NUMBER 2
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  1.1     System Concept Definition               System Concept Report
================================================================================================
  1.2     Architecture Definition                 Architecture Definition Document
================================================================================================
  1.3     System Requirements                     System Requirements Document
================================================================================================
  1.4     Interface Definition                    Preliminary Interface Definition Document
================================================================================================
  1.5     Preliminary Design                      Preliminary Design Report Outline
================================================================================================
  4.1     ASTM Standard Development               ASTM Standard; Draft No. 1
================================================================================================
  4.2     ABS Guidelines Development              ABS Guidelines; Draft No. 1
================================================================================================
  5.2     Technical Review                        Technical Review No. 1; System Reqs.
================================================================================================
  5.3     Management Reports                      Risk Management Plan; QA Plan
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 1
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 2: $172,573
                   TARGET COMPLETION DATE: SEPTEMBER 29, 1995

                                                                  June 13, 1995
                                                                   Sheet 2 of 7

================================================================================================
MILESTONE NUMBER 3
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  1.5     Preliminary Design                      Preliminary Design Report; Draft
================================================================================================
  2.1     Hardware Development                    Hardware Development Document; Outline
================================================================================================
  2.2     Software Development                    Software Development Document; Outline
================================================================================================
  4.1     ASTM Standard Development               ASTM Standard; Draft No. 2
================================================================================================
  4.2     ABS Guidelines Development              ABS Guidelines; Draft No. 2
================================================================================================
  4.4     ISO 9000 Compliance                     Preliminary ISO 9000 Compliance Report
================================================================================================
  5.3     Management Reports                      Technical Progress Report No. 1
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 2;
                                                  System Design Review
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 3: $66,588
                    TARGET COMPLETION DATE: NOVEMBER 17, 1995

================================================================================================
MILESTONE NUMBER 4
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  1.5     Preliminary Design                      Preliminary Design Report
================================================================================================
  2.1     Hardware Development                    Hardware Detail Design Doc.; Draft No. 1
================================================================================================
  2.2     Software Development                    Software Detail Design Doc.; Draft No. 1
================================================================================================
  4.1     ASTM Standards Development              ASTM Standard; Review Draft
================================================================================================
  4.2     ABS Guidelines Development              ABS Guidelines; Review Draft
================================================================================================
  4.4     ISO 9000 Compliance                     ISO Compliance Report
================================================================================================
  5.2     Technical Review                        Technical Review No. 2; Preliminary Design
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 4: $206,494
                    TARGET COMPLETION DATE: DECEMBER 29, 1995

                                                                  June 13, 1995
                                                                   Sheet 3 of 7

================================================================================================
MILESTONE NUMBER 5
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
================================================================================================
  2.1     Hardware Development                    Hardware Detail Design Doc.; Draft No. 2
================================================================================================
  2.2     Software Development                    Software Detail Design Doc.; Draft No. 2
================================================================================================
  4.3     ASTM STDS/ABS Guidelines                Review/Comment Status Report No. 1
          Review & Comment Management
================================================================================================
  5.3     Management Reports                      Technical Progress Report No. 2
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 3;
                                                  ARPA/MARAD Mid-Project Review
================================================================================================
  6.1     Business Plan                           Business Plan Concept; Draft
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 5: $179,546
                    TARGET COMPLETION DATE: FEBRUARY 16, 1996

================================================================================================
MILESTONE NUMBER 6
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  2.1     Hardware Development                    Hardware Integration & Int. Test Plan; Draft
================================================================================================
  2.2     Software Development                    Software Detail Design Doc.; Draft No. 3
================================================================================================
  2.3     Configuration Management                Configuration Management Plan; Outline
================================================================================================
  4.3     STDS/Guidelines Review & Comment        Review/Comment Status Report No. 2
================================================================================================
  5.2     Technical Review                        Technical Review No. 3; Final Draft
================================================================================================
  6.1     Business Plan                           Business Plan Concept
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 6: $180,576
                     TARGET COMPLETION DATE: MARCH 29, 1996

                                                                  June 13, 1995
                                                                   Sheet 4 of 7


================================================================================================
MILESTONE NUMBER 7
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  2.1     Hardware Development                    Hardware Integration Complete
================================================================================================
  2.2     Software Development                    ISIT Platform Integration Complete
================================================================================================
  2.3     Configuration Management                Configuration Management Plan; Draft
================================================================================================
  4.3     STDS/Guidelines Review & Comment        Final Draft No. 1
================================================================================================
  5.3     Management Reports                      Technical Progress Report No. 3
================================================================================================
  6.2     Coordinated Business Plan               Coordinated Business Plan; Outline
================================================================================================
  6.3     Strategic Alliances                     Strategic Alliances-Preliminary Identification
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 7: $62,209
                     TARGET COMPLETION DATE: APRIL 26, 1996

================================================================================================
MILESTONE NUMBER 8
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  2.1     Hardware Development                    Hardware Development Integration & Test
================================================================================================
  2.2     Software Development                    Software Integration Test
================================================================================================
  2.3     Configuration Management                Configuration Management Plan
================================================================================================
  4.3     STDS/Guidelines Review & Comment        Final Draft No. 2
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 4;
                                                  Hardware Development Complete
================================================================================================
  6.2     Coordinated Business Plan               Coordinated Business Plan; 1st Draft
================================================================================================
  6.3     Strategic Alliances                     Strategic Alliances; 1st Draft
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 8: $125,101
                      TARGET COMPLETION DATE: MAY 31, 1996

                                                                  June 13, 1995
                                                                   Sheet 5 of 7

================================================================================================
MILESTONE NUMBER 9
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  2.2     Software Development                    ISIT Platform Software/COTS;
                                                  System Integration Plan
================================================================================================
  4.3     STDS/Guidelines Review & Comment        Final Draft Review; Status Report No. 2
================================================================================================
  5.2     Technical Review                        Technical Review No. 4;
                                                  System Ready for Land-Based Testing
================================================================================================
  6.2     Coordinated Business Plan               Coordinated Business Plan; 2nd Draft
================================================================================================
  6.3     Strategic Alliances                     Strategic Alliances; 2nd Draft
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 9: $121,971
                      TARGET COMPLETION DATE: JUNE 28, 1996

================================================================================================
MILESTONE NUMBER 10
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  3.1     System Integration & Test               Land-Based Test;
                                                  System Integration Test Plan
================================================================================================
  4.3     STDS/Guidelines Review & Comment        Final Draft Review; Status Report No. 2
================================================================================================
  5.3     Management Reports                      Technical Progress Report No. 4
================================================================================================
  6.2     Coordinated Business Plan               Commercialization Plan
================================================================================================
  6.3     Strategic Alliances                     Commercialization Plan
================================================================================================

                  TOTAL PAYABLE AMOUNT; MILESTONE 10: $115,161
                      TARGET COMPLETION DATE: JULY 26, 1996

                                                                 June 13, 1995
                                                                  Sheet 6 of 7

================================================================================================
MILESTONE NUMBER 11
================================================================================================
  TASK           DESCRIPTION                            MEASURE OF COMPLETION
================================================================================================
  3.1     System Integration & Test               System Integration Complete;
                                                  System Integration Report
================================================================================================
  3.3     Installation Requirements               Installation Requirements Document; Outline
================================================================================================
  4.3     STDS/Guidelines                         Final Draft Review; Status Report No. 3
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 5;
                                                  STDS & Guidelines Final Review Version
================================================================================================


                  TOTAL PAYABLE AMOUNT; MILESTONE 11: $118,699
                     TARGET COMPLETION DATE: AUGUST 30, 1996

================================================================================================
MILESTONE NUMBER 12
================================================================================================
  TASK                     DESCRIPTION                  MEASURE OF COMPLETION
================================================================================================
  3.2     Land-Based Testing                       Land-Based Testing Report
================================================================================================
  3.3     Installation Requirements               Installation Requirements Report
================================================================================================
  4.3     STDS/Guidelines                         Final Review; Status No. 1
================================================================================================
  7.1     Demonstrate Test Plan                   Demonstration Test Plan
================================================================================================
  7.2     Demonstrate Design                      Demonstrate Design
================================================================================================

                  TOTAL PAYABLE AMOUNT; MILESTONE 12: $149,529
                   TARGET COMPLETION DATE: SEPTEMBER 27, 1996

                                                                 June 13, 1995
                                                                  Sheet 7 of 7

================================================================================================
MILESTONE NUMBER 13
================================================================================================

  TASK                     DESCRIPTION                  MEASURE OF COMPLETION
================================================================================================
  4.3     STDS/Guidelines                         Final Review; Status No. 2
================================================================================================
  5.2     Technical Review                        Technical Review No. 5; Final Presentation
================================================================================================
  5.3     Management Reports                      Progress Report No. 5
================================================================================================
  7.3     Demonstration Install/Checkout
              Shipboard                           Installation/Checkout Complete
================================================================================================
  7.4     Demonstration Install/checkout
              Shore side                          Installation/Checkout Complete
================================================================================================

                   TOTAL PAYABLE AMOUNT; MILESTONE 13: $65,247
                    TARGET COMPLETION DATE: OCTOBER 25, 1996

================================================================================================
MILESTONE NUMBER 14
================================================================================================
  TASK       DESCRIPTION                                   MEASURE OF COMPLETION
================================================================================================
  4.3     STDS/Guidelines                         Final Review; Status No. 3
================================================================================================
  5.5     Industry Interface/Advisory Board       Advisory Board Meeting No. 6
================================================================================================
  7.5     Demonstration Test                      Demonstration Test Preliminary Report
================================================================================================


                   TOTAL PAYABLE AMOUNT; MILESTONE 14: $53,190
                    TARGET COMPLETION DATE: NOVEMBER 29, 1996

================================================================================================
MILESTONE NUMBER 15
================================================================================================
 TASK     DESCRIPTION                             MEASURE OF COMPLETION
================================================================================================
================================================================================================
  4.3     STDS/Guidelines                         Standards Ready for Release
================================================================================================
  5.3     Management Reports                      Final Project Report
================================================================================================
  7.5     Demonstration Test                      Demonstration Assessment Report
================================================================================================


                   TOTAL PAYABLE AMOUNT; MILESTONE 15: $60,868
                    TARGET COMPLETION DATE: DECEMBER 27, 1996